24/7 MEDIA, INC.

                                Lock-Up Agreement


                                                                January 18, 1999


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith,
            Incorporated
CIBC Oppenheimer
PaineWebber Incorporated
J. P. Morgan & Co.
Allen & Company, Inc.
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith,
            Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

      Re: Proposed Public Offering by 24/7 Media, Inc.

Dear Sirs:

      The undersigned, a stockholder and/or officer and/or director of 24/7 Media, Inc. (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Fenner & Smith Incorporated ("Merrill Lynch"), CIBC Oppenheimer, PaineWebber Incorporated, J. P. Morgan & Co., and Allen & Company, Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock'). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase an option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common


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Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

      Notwithstanding the foregoing, the undersigned may transfer the undersigned's shares of Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) as a transfer to any trust for the direct benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein,
(iii) as a distribution to limited partners, constituent members or shareholders of the undersigned, provided that such partners, constituent members of shareholders agree to be bound by the restrictions set forth herein or (iv) with the prior written consent of Merrill Lynch & Co. on behalf of the underwriters named in the Purchase Agreement. For purposes of this agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the shares of the Company's capital stock owned by the undersigned except in compliance with the foregoing restrictions.

      In addition, the undersigned agrees that it will not, without the prior written consent of Merrill Lynch, during a period of 90 days from the date of the Purchase Agreement, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock.

      The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the public offering of the securities. The undersigned further understands and agrees that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

                                          Very truly yours,

                                          Signature:
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                                          Print Name:
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